Ex. 99.1
IN THE COURT OF CHANCERY FOR THE STATE OF DELAWARE

IN RE KATAPULT HOLDINGS, INC.	) ) )	C.A. No. 2023-_____

VERIFIED PETITION FOR RELIEF UNDER 8 DEL. C. § 205

Petitioner Katapult Holdings, Inc. (“Katapult” or the “Company”) brings this petition (the “Petition”) for relief under Section 205 of the Delaware General Corporation Law (the “DGCL”):
NATURE OF THE ACTION
1.The Company seeks to validate a Second Amended and Restated Certificate of Incorporation that it filed in Delaware on June 9, 2021 (the “Charter”), and to validate stock (and other securities convertible into or exercisable for stock) that the Company issued in reliance on the Charter. Ex. A.
2.The Company was initially a special purpose acquisition company (the “SPAC”) formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. It adopted the Charter in connection with a business combination, which resulted in the Company becoming the holding company of the Katapult business, which provides point-of-sale lease-purchase options to U.S. non-prime consumers through platform integrations with e-commerce platforms (the “Business Combination”). The Charter amended the predecessor certificate of incorporation (the “Old Charter”), including an increase to the total number of shares of Class A Common Stock authorized for issuance. Ex. B. Viewing its Class A Common Stock and Class B Common Stock as two series of the same class of stock, the Company (then under control of SPAC management) believed no class votes were required to adopt the Charter. The Company therefore only sought approval from the combined affirmative vote of a majority of the voting power of the Class A Common Stock and Class B Common Stock then outstanding, voting together as a single class.
3.The Company’s belief that a separate vote of the Class A and Class B Common Stock was not required has been called into question by the opinion in Garfield v. Boxed, Inc.1 Applying Boxed to the Old Charter, it is possible that the Charter had to be approved by separate class votes of each of the Class A Common Stock and Class B Common Stock in addition to the vote sought and obtained by the Company in connection with the adoption of the Charter. The Company therefore needs to resolve any doubts about the validity of the Charter. In addition, given the way Section 161 of the DGCL calculates the number of shares available for issuance (which requires sufficient shares be available to cover both issued shares and shares reserved for issuance to satisfy the exercise or conversion, as applicable, of stock options, warrants or other convertible securitie
1     2022 WL 17959766 (Del. Ch. Dec. 27, 2022).

s), a number of shares of Class A Common Stock and other securities that may be convertible into shares of Class A Common Stock may be placed under a cloud of uncertainty, even though the Company’s current number of outstanding shares of common stock is less than the number of authorized shares in the Original Charter. The Company wishes to clarify the validity of these securities as well.
4.The Company respectfully submits that relief under Section 205 is warranted. The Charter was adopted a year and a half ago. The stockholders of a then-unrelated entity (which owned the Katapult business acquired by the Company) relied on the Charter’s provisions when they decided to approve the Business Combination. They knew the Company needed additional Class A Common Stock to finance its operations as an early-stage, growing company. Recourse under Section 204 of the DGCL is not practicable because it could not be accomplished quickly enough to prevent potential irreparable harm to the Company and its stockholders. Among other things, the Company is scheduled to announce earnings on March 9, 2023 and it is in the best interests of the Company and its stockholders that the Company file the Company’s Annual Report on Form 10-K (the “Form 10-K”) in close proximity to the Company’s scheduled earnings date, March 9, 2023. Moreover, if the Company is unable to issue its financial statements, due to the cloud of uncertainty regarding the number of authorized shares under the Charter, and file the Form 10-K on or before March 31, 2023 or within the grace period provided by the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), the Company will fail to meet the reporting requirements applicable to it under Section 13(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), which would impair certain stockholders from trading in the Company’s securities and would allow the SEC to suspend trading in the Company’s stock and/or revoke the Company’s registration under the 1934 Act. In addition, such a failure could constitute an event of default under the Company’s credit facility and permit the lenders thereunder to declare all amounts due and payable immediately, among other remedies, which would be an existential threat to the Company. Accordingly, relief under Section 205 is the most timely and efficient, and perhaps only, recourse available to place the Company and its investors.
5.The Company also respectfully requests a prompt final hearing regarding this Petition. These issues regarding the Charter come at a singularly inopportune time. The Company is scheduled to announce its earnings on March 9, 2023 and it is in the best interests of the Company and its stockholders that the Company file the Form 10-K in close proximity to the Company’s scheduled earnings date, March 9, 2023; however, absent a prompt final hearing regarding this Petition, the Company would remain subject to the cloud over its Charter and likely would be unable to issue its financial statements and file the Form 10-K in a timely manner.
BACKGROUND

6.SPAC Formation. The Company was incorporated on August 9, 2019 as a SPAC. The Company amended and restated its initial charter through a filing in Delaware on October 31, 2019.2 The October 31, 2019 amended and restated charter is the “Old Charter” that was in effect at the time the Company sought stockholder approval of the current Charter at issue in this Petition. See Ex. B.
7.Business Combination. The Company entered into the Business Combination with a third-party entity that owned the Katapult business operations (“Private Katapult”). The transaction structure was common for a so-called “de-SPAC.” The Company’s wholly-owned subsidiary was merged with and into Private Katapult, with Private Katapult surviving the merger as a wholly-owned subsidiary of the Company.
8.Charter Amendments. At the same special meeting of Company stockholders called to approve the Business Combination, the Company’s stockholders were asked to approve six proposals to amend the Old Charter (collectively, the “Charter Proposals”):
2     The amendments are not material to this petition.

a.    An amendment to increase the number of shares of stock that the Company was authorized to issue (the “Authorized Share Proposal”), which would (i) increase to 250 million (from 110 million) the authorized shares of Class A Common Stock; (ii) increase to 25 million (from 1 million) the authorized shares of Class B Common Stock;

b.    An amendment to eliminate the Class B Common Stock Classification and provide for a single class of common stock; and

c.     An amendment to provide that the number of authorized shares of any class or classes of stock may be increased or decreased by affirmative vote of the holders of a majority of the voting powers of the stock entitle to vote in the election of directors, voting together as a single class (the “Class Vote Opt-Out Proposal”);3

d.    An amendment to provide that amendments to the SPAC’s waiver of corporate opportunities will be prospective only;

e.    An amendment to require the vote of 66.7% of the voting power of the stock entitled to vote in the election of directors, voting together as a single class, to amend the provisions the Charter relating to the powers, number, election, term, vacancies and removal of directors, the provisions regarding meetings of stockholders and the amendment provision of the proposed Charter; and

f.    An amendment to provide that the Court of Chancery will be the sole and exclusive forum for any action asserting an “internal affairs claim” under the DGCL.

9.Voting Standard Disclosed to Stockholders. The proxy materials transmitted to Company stockholders to solicit their approval of the Business Combination and the Charter Proposals stated that the Charter Proposals
3     This is the only class vote that a corporation may eliminate via an opt out pursuant to Section 242(b)(2). The opt out must be provided “in the original certificate of incorporation, in any amendment thereto which created such class or classes of stock or which was adopted prior to the issuance of any shares of such class or classes of stock, or in any amendment thereto which was authorized by a resolution or resolutions adopted by the affirmative vote of the holders of a majority of such class or classes of stock.” 8 Del. C. § 242(b)(2).

required approval by “the affirmative vote of the holders of a majority of the outstanding shares of common stock, voting together as a single class, and the affirmative vote of the holders of a majority of the Class B Common Stock then outstanding, voting separately as a single class.”4
10.Stockholder Adoption and Votes Obtained. The Company stockholders voted on these matters at a special meeting held on June 7, 2021. Consistent with the voting standard described in the Proxy Statement, the Charter Proposals were approved by a majority of the shares of Class B Common Stock as well as by a majority of the shares of Class A Common Stock and Class B Common Stock voting together as single class. The proposal to increase the authorized shares of Class A Common Stock was approved by the holders of a majority of the Class A Common Stock outstanding, but the proxy materials did not condition the approval of that proposal on obtaining that approval as a separate class vote of the Class A Common Stock. The lack of disclosure causes potential uncertainty.5
11.The Company responds to the Boxed ruling. The Company’s regular outside counsel reviewed the Boxed ruling, and the Company thereafter retained Delaware counsel to review the Company’s Charter in light of the Boxed
4     Ex. C at ix.
5 One of the other proposals (included in the Charter to implement a forum selection provision) was not approved by a majority of the Class A Common Stock.

ruling and to advise on potential remedial actions. The Old Charter resembled the charter at issue in Boxed, at least with respect to the provisions relevant to whether the Old Charter established two classes of stock for purposes of Section 242(b)(2) of the DGCL.6
12.Applying the Boxed decision, the Old Charter could be read to have designated the Class A Common Stock and Class B Common Stock as two separate classes. If that is the case, then the provisions related to the Authorized Share Proposal and the Class Vote Opt-Out Proposal required approval by the holders of Class A Common Stock, voting as a separate class. In addition, to the extent the other four Charter Proposals might be deemed to have adversely affected the rights, powers or preferences of the Class A Common Stock, a separate class vote of the Class A Common Stock would have been required to adopt those
6     Section 4.1 of the Old Charter provided that “The total number of shares of all classes of capital stock . . . which the Corporation is authorized to issue is 111,000,000 shares, consisting of (a) 110,000,000 shares of common stock . . ., including (i) 100,000,000 shares of Class A Common Stock . . . and (ii) 10,000,000 shares of Class B Common Stock . . . , and (b) 1,000,000 shares of preferred stock….” The Court in Boxed read a similar sentence as creating two classes of Common Stock because they were designated as “Class A” and “Class B” respectively and were specifically assigned par values. Similar to Boxed, Section 4.1 of the Old Charter stands in contrast to Section 4.2, which expressly enables the Company to designate preferred stock in “one or more series.”

proposals as well.7 Accordingly, the Company is seeking the validation of the Charter to remedy any defect that might have resulted from the failure to disclose that a separate class vote of the Class A Common Stock was required, if that vote was required by Section 242(b)(2) of the DGCL.
13.Calculating the number of clearly valid shares. If the Charter did not validly increase the number of shares of Class A Common Stock authorized for issuance, then (absent validation by this Court) the Company is limited to validly issuing only 100 million shares of Class A Common Stock (the maximum number fixed in the Old Charter). However, the Company’s public filings have consistently disclosed since the Business Combination that the Company has the headroom to issue the additional shares of Class A Common Stock authorized by the Charter.
CONSIDERATIONS WARRANTING RELIEF UNDER SECTION 205
14.Recourse Available to the Company. The Company has considered its options to resolve the uncertainty resulting from the Charter. To
7     The Class A Common Stock rights, powers and preferences (as authorized by Section 151 of the DGCL) did not change as a result of the adoption of the Charter. The new provisions clarified how the Class A Common Stock and Class B Common Stock would be treated together for certain transactions. Following the Boxed decision, the Company believes that only the changes effected by the Share Increase Proposal would have required separate approval by holders of the Class A Common Stock. However, given the limited number of cases interpreting what constitutes an adverse effect for purposes of Section 242(b)(2) of the DGCL, and because each Charter Proposal appears to have been cross-conditioned on the approval of the other Charter Proposals, the Company is seeking validation of the entire Charter.

ratify the Charter pursuant to Section 204 of the DGCL, the Company would need to obtain approval from the holders of Common Stock currently outstanding. The Company, however, respectfully submits that relief under Section 204 in not practicable under the circumstances the Company is currently facing.
15.To obtain a stockholder vote pursuant to Section 204, the Company would need issue a proxy statement soliciting proxies in favor of the Section 204 ratification, which would likely take months.8 During that time period, the Company would remain subject to the cloud over its Charter and likely would be unable to issue its financial statements and file the Form 10-K in a timely manner. If the Company is unable to issue its financial statements and file the Form 10-K on or before March 31, 2023 or within the grace period provided by SEC rules, the Company will fail to meet the reporting requirements applicable to it under Section 13(a) of the 1934 Act, which would impair certain stockholders from trading in the Company’s securities and would allow the SEC to suspend trading in the Company’s stock and/or revoke the Company’s registration under the 1934
8 Even if a stockholder vote for a Section 204 ratification is obtained, a certificate of validation must be filed in Delaware. The certificate of validation (if accepted by the Office of the Secretary of State of the State of Delaware) is effective upon filing. However, there is no guarantee as to when the Secretary of State will issue a certified copy of the validation (to acknowledge the filing has been accepted) and obtaining the certified copy can take several months based on recent filing practices. Third parties may not treat the Section 204 ratification as final (and may not be willing to rely on the Section 204 ratification) until the certified copy of the certificate of validation is issued. And, until the certified copy is provided, other charter and related filings cannot be filed with the Secretary of State and the Secretary of State will not issue a good standing certificate.

Act. In addition, such a failure could constitute an event of default under the Company’s credit facility and permit the lenders thereunder to declare all amounts due and payable immediately, among other remedies, which would be an existential threat to the Company.
16.The Company and third parties have treated the Charter as valid. The Private Katapult stockholders relied on the validity of the Charter because it set forth the terms of the securities that they received as a result of the Business Combination. These terms included the headroom to authorize up to 250 million shares of Common Stock. Since the Business Combination, the Company has issued additional shares of Common Stock and other securities convertible or exercisable for Common Stock:

Date	Securities	Total Shares Issued or Issuable
Q2 2021	Option award	346,603
Q3 2021	Restricted stock unit awards Options exercised	1,981,369 650,756
Q4 2021	Restricted stock unit awards Options exercised	133,793 99,108
Q1 2022	Restricted stock unit awards Options exercised	4,537,624 275,435
Q2 2022	Restricted stock unit awards	102,043
Q3 2022	Options exercised	8,886
Q4 2022	Restricted stock unit awards Options exercised	332,376 10,882

The Company and these security holders relied on the Charter, which authorized for issuance a sufficient number of shares of Common Stock to enable the Company to perform these transactions.
17.Harm resulting from no Validation. Several parties will be harmed if the Charter is not validated.
a.    The stockholders of Private Katapult who received Common Stock will not have received stock with the attributes they bargained for in the Business Combination (including the ability to issue up to 250 million additional shares of Common Stock).

b.    As explained below, the Company must address the validity of its Charter to ensure that its Form 10-K is filed in a timely fashion. Otherwise the Company and investors may suffer the harm described in paragraph 19 below.
18.Harm resulting from Validation. The Company is not aware of any harm that will result from the validation of the Charter. Far from harming anyone, the validation of the Charter will place the Company and its security holders in the position they have always thought they were in vis-à-vis the Charter and the Company’s capitalization table. Indeed, unlike the other SPACs, the Company never received a single demand letter complaining about the proper stockholder vote necessary to approve any components of the Business Combination before it closed.9
9     A lawsuit challenging, among other things, the proxy statement’s disclosures was filed and remains pending before the Court.

19.Need for Prompt Relief. The Company also submits that prompt relief is required. Under Securities and Exchange Commission (“SEC”) rules, the Company is required to file audited financial statements as part of the Form 10-K by March 31, 2023. Prior to issuing the Form 10-K, the Company needs to resolve any uncertainty as to capitalization. If the Company is unable to issue its financial statements and file the Form 10-K on or before March 31, 2023 or within the grace period provided by SEC rules, the Company will fail to meet the reporting requirements applicable to it under Section 13(a) of the 1934 Act, which would impair certain stockholders from trading in the Company’s securities and would allow the SEC to suspend trading in the Company’s stock and/or revoke the Company’s registration under the 1934 Act. Moreover, if the Company delays the filing of its Form 10-K, it could constitute an event of default under the Company’s credit facility and permit the lenders thereunder to declare all amounts due and payable immediately, among other remedies. Such events would be an existential threat to the Company’s business. In addition, the Company intends to report its financial results to investors through an earnings release on March 9, 2023 consistent with past practice and had planned to file the Form 10-K on or around the same date, as it is in the best interests of the Company and its stockholders that the Company file the Company’s Form 10-K in close proximity to the Company’s scheduled earnings date. Accordingly, the Company respectfully requests prompt relief from the Court to avoid uncertainty for stockholders and therefore the market for the Company’s securities.
20.For all of these reasons, the Company respectfully requests the relief it seeks here pursuant to Section 205.
COUNT ONE
(Validation of the Amendment Under 8 Del. C. § 205)
21.The Company repeats and reiterates the allegations above as if set forth fully herein.
22.Because of the potential defects described above, there is uncertainty as to the validity of the Charter and the shares of capital stock and securities convertible into or exercisable for capital stock thereunder, each of which is a potentially defective corporate act.
23.This Court has the authority under Section 205(a)(4) to determine the validity of any corporate act, which includes the filing and effectiveness of the Charter.
24.The Company effected the Charter with a good faith belief that it was validly approved by the stockholders of the Company.
25.The Company has treated the Charter as valid, and has, among other things, issued securities in reliance thereon.
26.On information and belief, following the public disclosure of the voting results of the special meeting called to approve the Business

Combination and the filing of the Charter, market participants and other third parties, including purchasers of shares of Common Stock and other securityholders, have relied on the validity of the Charter, and no persons would be harmed by the validation thereof.
27.The Company and its stockholders will be irreparably harmed absent relief from this Court.
28.The Company has no adequate remedy at law.
COUNT TWO
(Validation of Issuances of Securities Under 8 Del. C. § 205)
29. The Company repeats and reiterates the allegations above as if set forth fully herein.
30.Because of the potential defects described above, there is uncertainty as to the validity of the Charter and the shares of capital stock and securities convertible into or exercisable for capital stock thereunder, each of which is a potentially defective corporate act.
31.This Court has the authority under Section 205(a)(4) to determine the validity of any “stock, rights or options to acquire stock.”
32.As stated above, the Company has treated the Charter as valid, has issued securities in reliance thereon.

33.On information and belief, purchasers and recipients of the securities relied on the validity of such securities, and no persons would be harmed by the validation of the issuances thereof.
34.The Company and its stockholders will be irreparably harmed absent relief from this Court.
35.The Company has no adequate remedy at law.
PRAYER FOR RELIEF
        WHEREFORE, the Company respectfully requests that this Court enter a proposed Final Order Granting Relief Under 8 Del. C. § 205 in the form attached hereto:
A.Validating and declaring effective the Charter enacting the Charter Proposals, retroactive to the date of its filing with the Office of the Secretary of State of the State of Delaware on June 9, 2021, and all amendments effected thereby;
B.Validating and declaring effective the securities (and the issuance of the securities) described herein and any other securities issued in reliance on the validity of the Charter; and
C.Granting such other and further relief as this Court deems proper.

MORRIS, NICHOLS, ARSHT
& TUNNELL LLP

/s/ Kevin M. Coen
Kevin M. Coen (#4775)
Sara Barry (#6703)
Evan D. Sweeney (#6930)
1201 N. Market Street
Wilmington, DE 19801
(302) 658-9200
Attorneys for Petitioner Katapult Holdings, Inc.

February 10, 2023

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